Exhibit 99.1

PRESS RELEASE

Investor Contacts:		Press Contacts:
Marlene S. Dooner Jane B. Kearns Michael A. Kelman	(215) 286-7392 (215) 286-4794 (215) 286-3035	D’Arcy Rudnay John Demming	(215) 286-8582 (215) 286-8011

COMCAST REPORTS SECOND QUARTER 2010 RESULTS

Revenue Increased 6% and Operating Income Increased 11% Reflecting

Focus on Profitable Growth

Operating Cash Flow up 6% and Free Cash Flow up 16%

Returned $567 Million to Shareholders through Dividends

and Share Repurchases

Philadelphia, PA – July 28, 2010 …Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter ended June 30, 2010.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “We delivered healthy operating and financial results in the second quarter, reflecting overall customer growth, double-digit increases in high-speed internet and voice revenue, an improving advertising market and continued momentum in Business Services. We are very focused on profitable growth. At the same time, we continue to make significant progress deploying All-Digital and DOCSIS 3.0 to enhance our superior products, strengthen our competitive position and build long term value for our shareholders.”

Consolidated Financial Results

Revenue increased 6.1% in the second quarter of 2010 to $9.5 billion, while Operating Cash Flow increased 5.7% to $3.7 billion and Operating Income increased 10.9% to $2.1 billion. This growth was due to solid operating results in the Cable and Programming segments, partially offset by $22 million of NBC Universal-related transaction costs. Excluding these costs, Operating Cash Flow grew 6.3%.

For the six months ended June 30, 2010, revenue increased 4.9% to $18.7 billion, Operating Cash Flow increased 4.6% to $7.3 billion, and Operating Income increased 8.9% to $4.0 billion, all compared to the same time period in 2009. Excluding $36 million of NBC Universal-related transaction costs, Operating Cash Flow grew 5.1%.

($ in millions)	2nd Quarter			Year to Date
	2009	2010	Growth	2009	2010	Growth
Revenue
Cable	$8,518	$8,949	5.1%	$16,901	$17,626	4.3%
Programming	384	454	18.1%	745	839	12.6%
Corporate & Other	76	122	62.8%	198	262	32.8%

Total Consolidated Revenue	$8,978	$9,525	6.1%	$17,844	$18,727	4.9%

Operating Cash Flow (OCF)
Cable	$3,499	$3,698	5.7%	$6,903	$7,240	4.9%
Programming	113	152	34.4%	225	273	21.5%
Corporate & Other	(77)	(113)	(47.2%)	(149)	(211)	(42.5%)

Total Consolidated OCF	$3,535	$3,737	5.7%	$6,979	$7,302	4.6%

For additional detail on revenue and operating expenses, customer metrics, and capital expenditures, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

Earnings per Share1 (EPS) for the quarter ended June 30, 2010 was $0.31, a 6.1% decrease from the $0.33 reported in the second quarter of 2009, reflecting growth in Consolidated Operating Cash Flow, offset primarily by costs related to the NBC Universal transaction and income tax benefits included in last year’s results. Excluding these items, second quarter 2010 EPS would have grown 13.8% over the comparable period in 2009.

•

NBC Universal transaction costs: In addition to the $22 million of operating expenses, second quarter 2010 EPS includes $37 million of financing and other costs related to the transaction, resulting in total second quarter transaction costs of $59 million, or $36 million net of tax ($0.02 per share).

•	Income tax benefits: Second quarter 2009 EPS includes the recognition of income tax benefits of $137 million ($0.04 per share).

EPS for the six months ended June 30, 2010 was $0.62, an increase of 3.3% compared to the prior year. Excluding transaction-related costs and income tax benefits (see below), EPS for the six months ended June 30, 2010 would have grown 18.5% over the comparable period in 2009.

•

NBC Universal transaction costs: In addition to the $36 million of operating expenses, year-to-date 2010 EPS includes $52 million of financing and other costs related to the transaction, resulting in total year-to-date transaction costs of $88 million, or $53 million net of tax ($0.02 per share).

•	Income tax benefits: Year-to-date 2009 EPS includes the recognition of income tax benefits of $185 million ($0.06 per share).

Capital Expenditures for the second quarter of 2010 increased 1.5% to $1.1 billion, or 11.9% of total revenue, reflecting increased investments in Comcast Business Services and product enhancement initiatives. For the six months ended June 30, 2010, capital expenditures decreased 9.6% to $2.1 billion, or 11.0% of total revenue.

Free Cash Flow (excluding any impact from the Economic Stimulus packages) increased 15.8% to $1.4 billion in the second quarter of 2010 from $1.2 billion in the second quarter of 2009. Free Cash Flow (FCF) per Share increased 20.0% to $0.48 per share. The increase in Free Cash Flow reflects growth in Consolidated Operating Cash Flow, partially offset by higher cash taxes and modestly higher capital expenditures. Free Cash Flow for the six months ended June 30, 2010 totaled $3.2 billion, a 27.8% increase as compared to $2.5 billion in 2009.

($ in millions)	2nd Quarter			Year to Date
	2009	2010	Growth	2009	2010	Growth
Net Cash Provided by Operating Activities	$2,601	$2,429	(6.6%)	$5,113	$5,332	4.3%
Capital Expenditures	(1,121)	(1,138)	1.5%	(2,281)	(2,063)	(9.6%)
Cash Paid for Capitalized Software	(83)	(95)	14.5%	(188)	(175)	(6.9%)
Cash Paid for Other Intangible Assets	(25)	(25)	0.0%	(53)	(62)	17.0%
Adjustments for Payment of Tax on Nonoperating Items	3	5	66.7%	150	31	(79.3%)

FCF (Including Economic Stimulus Packages)	$1,375	$1,176	(14.5%)	$2,741	$3,063	11.7%
Impact from Economic Stimulus Packages	(205)	179	NM	(205)	179	NM

Free Cash Flow	$1,170	$1,355	15.8%	$2,536	$3,242	27.8%

Note: The definition of Free Cash Flow remains unchanged and specifically excludes any impact from the 2008 or 2009 Economic Stimulus packages.

Cable Segment Results

For the quarter ended June 30, 2010, Cable segment revenue increased 5.1% to $8.9 billion compared to $8.5 billion in the second quarter of 2009. This increase reflects double-digit growth in High-Speed Internet (up 10%), Comcast Digital Voice (up 14%), Comcast Business Services (up 54%) and advertising revenue (up 23%). Reflecting an increasing number of residential customers taking multiple products, rate increases, and a higher contribution from Comcast Business Services, the monthly average total revenue per video customer increased 8.0% to $127.78.

For the six months ended June 30, 2010, revenue from the Cable segment increased 4.3% to $17.6 billion compared to $16.9 billion in 2009.

Operating Cash Flow for the second quarter of 2010 increased 5.7% to $3.7 billion compared to $3.5 billion in the second quarter of 2009. Operating Cash Flow margin was 41.3% in the second quarter of 2010 compared to 41.1% in the second quarter of 2009. These results reflect lower technical labor and customer service expenses, partially offset by increases in video programming and marketing expenses.

For the six months ended June 30, 2010, Operating Cash Flow from the Cable segment increased 4.9% to $7.2 billion compared to $6.9 billion in 2009. Year-to-date Operating Cash Flow margin was 41.1%, a slight increase from the 40.8% reported in the first six months of 2009.

Customers. As of June 30, 2010, Comcast’s Video, High-Speed Internet and Comcast Digital Voice customers totaled 47.8 million, an increase of 3.4% over the prior year.

(in thousands)	Customers			Net Adds
	2Q09	2Q10	Growth	2Q10	YTD
Video Customers	23,891	23,212	(2.8%)	(265)	(347)
High-Speed Internet Customers	15,322	16,448	7.3%	118	517
Voice Customers	7,004	8,125	16.0%	230	503

Combined Video, HSI and Voice Customers	46,217	47,785	3.4%	83	673
Digital Video Customers	17,542	19,237	9.7%	394	821

Total Revenue Generating Units	63,760	67,022	5.1%	477	1,494

Programming Segment Results

The Programming segment reported second quarter 2010 revenue of $454 million, an 18.1% increase, while Operating Cash Flow increased 34.4% to $152 million. These results reflect the impact of a strong advertising market across all networks and ratings strength at E!, VERSUS and G4.

For the six months ended June 30, 2010, Programming segment revenue increased 12.6% to $839 million compared to the same time period in 2009. Operating Cash Flow increased 21.5% to $273 million compared to the same period last year.

Corporate and Other

Corporate and Other includes corporate overhead, Comcast Interactive Media (CIM), Comcast-Spectacor, and other operations and eliminations between Comcast’s businesses. For the quarter ended June 30, 2010, Corporate and Other reported revenue of $122 million, a 62.8% increase over the $76 million reported in the second quarter of 2009, reflecting additional NHL playoff games at Comcast-Spectacor and strong advertising revenue growth at CIM. The Operating Cash Flow loss for the second quarter of 2010 was $113 million compared to a loss of $77 million for the same time period in 2009. This quarter’s Operating Cash Flow loss includes approximately $22 million of expenses related to the NBC Universal transaction.

For the six months ended June 30, 2010, Corporate and Other revenue increased 32.8% to $262 million from the $198 million reported in the first six months of 2009. The Operating Cash Flow loss was $211 million compared to a loss of $149 million for the same time period in 2009. Year-to-date Operating Cash Flow loss includes $36 million of expenses related to the NBC Universal transaction.

Share Repurchase and Dividend

During the second quarter of 2010, Comcast repurchased 17.3 million of its common shares for $300 million. Year-to-date, Comcast has repurchased 36.4 million of its common shares for $600 million. As of June 30, 2010, Comcast had approximately $2.7 billion of availability remaining under its share repurchase authorization.

During the second quarter of 2010, Comcast paid cash dividends totaling $267 million.

Notes:

1	Earnings per share amounts are presented on a diluted basis.

All percentages are calculated on whole numbers. Minor differences may exist due to rounding.

###

Conference Call Information

Comcast Corporation will host a conference call with the financial community today, July 28, 2010 at 8:30 a.m. Eastern Time (ET). The conference call will be broadcast live on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com. Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 82686142. A replay of the call will be available starting at 12:30 p.m. ET on July 28, 2010, on the Investor Relations website or by telephone. To access the telephone replay, which will be available until Monday, August 2, 2010 at midnight ET, please dial (800) 642-1687 and enter passcode number 82686142. To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

###

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

###

Non-GAAP Financial Measures

In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

###

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is one of the nation’s leading providers of entertainment, information and communication products and services. With 23.2 million video customers, 16.4 million high-speed Internet customers, and 8.1 million Comcast Digital Voice customers, Comcast is principally involved in the development, management and operation of cable systems and in the delivery of programming content.

Comcast’s content networks and investments include E! Entertainment Television, Style Network, Golf Channel, VERSUS, G4, PBS KIDS Sprout, TV One, 11 regional sports networks operated by Comcast Sports Group and Comcast Interactive Media, which develops and operates Comcast’s Internet businesses, including Comcast.net (www.comcast.net). Comcast also has a majority ownership in Comcast-Spectacor, which owns two professional sports teams, the Philadelphia 76ers NBA basketball team and the Philadelphia Flyers NHL hockey team, and a large, multipurpose arena in Philadelphia, the Wachovia Center, and manages other facilities for sporting events, concerts and other events.

TABLE 1 Condensed Consolidated Statement of Operations (Unaudited)

(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue	$8,978	$9,525	$17,844	$18,727

Operating expenses	3,581	3,827	7,173	7,559
Selling, general and administrative expenses	1,862	1,961	3,692	3,866

	5,443	5,788	10,865	11,425

Operating cash flow	3,535	3,737	6,979	7,302

Depreciation expense	1,406	1,411	2,786	2,790
Amortization expense	254	248	507	499

	1,660	1,659	3,293	3,289

Operating income	1,875	2,078	3,686	4,013

Other income (expense)
Interest expense	(551)	(543)	(1,121)	(1,067)
Investment income (loss), net	57	-	70	101
Equity in net income (losses) of affiliates, net	(13)	(26)	(27)	(58)
Other income (expense)	12	(35)	11	(45)

	(495)	(604)	(1,067)	(1,069)

Income before income taxes	1,380	1,474	2,619	2,944

Income tax expense	(424)	(588)	(885)	(1,179)

Net income from consolidated operations	956	886	1,734	1,765

Net (income) loss attributable to noncontrolling interests	11	(2)	5	(15)

Net income attributable to Comcast Corporation	$967	$884	$1,739	$1,750

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.33	$0.31	$0.60	$0.62

Dividends declared per common share attributable to Comcast Corporation shareholders	$0.0675	$0.0945	$0.1350	$0.1890

Diluted weighted-average number of common shares	2,891	2,822	2,893	2,830

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31, 2009	June 30, 2010
ASSETS

Current Assets
Cash and cash equivalents	$671	$4,028
Investments	50	53
Accounts receivable, net	1,711	1,845
Other current assets	791	665

Total current assets	3,223	6,591

Investments	5,947	6,098

Property and equipment, net	23,855	23,217

Franchise rights	59,452	59,452

Goodwill	14,933	15,028

Other intangible assets, net	4,105	3,873

Other noncurrent assets, net	1,218	1,368

	$112,733	$115,627

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$3,094	$3,126
Accrued expenses and other current liabilities	2,999	3,256
Current portion of long-term debt	1,156	2,308

Total current liabilities	7,249	8,690

Long-term debt, less current portion	27,940	28,684

Deferred income taxes	27,800	27,575

Other noncurrent liabilities	6,767	7,009

Redeemable noncontrolling interests	166	145

Equity
Comcast Corporation shareholders’ equity	42,721	43,437
Noncontrolling interests	90	87

Total Equity	42,811	43,524

	$112,733	$115,627

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Six Months Ended June 30,
	2009	2010

OPERATING ACTIVITIES
Net income from consolidated operations	$1,734	$1,765
Adjustments to reconcile net income from consolidated operations to net cash provided by operating activities:
Depreciation	2,786	2,790
Amortization	507	499
Share-based compensation	121	153
Noncash interest expense (income), net	81	69
Equity in net (income) losses of affiliates, net	27	58
(Gains) losses on investments and noncash other (income) expense, net	(23)	(11)
Deferred income taxes	394	(25)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in accounts receivable, net	(49)	(121)
Change in accounts payable and accrued expenses related to trade creditors	(112)	2
Change in other operating assets and liabilities	(353)	153

Net cash provided by operating activities	5,113	5,332

INVESTING ACTIVITIES
Capital expenditures	(2,281)	(2,063)
Cash paid for software and other intangible assets	(241)	(237)
Acquisitions, net of cash acquired	(27)	(183)
Proceeds from sales of investments	16	15
Purchases of investments	(67)	(32)
Other	30	(55)

Net cash provided by (used in) investing activities	(2,570)	(2,555)

FINANCING ACTIVITIES
Proceeds from borrowings	2,522	2,421
Repurchases and repayments of debt	(1,767)	(638)
Repurchases of common stock	(108)	(600)
Dividends paid	(375)	(535)
Other	(21)	(68)

Net cash provided by (used in) financing activities	251	580

Increase (decrease) in cash and cash equivalents	2,794	3,357

Cash and cash equivalents, beginning of period	1,195	671

Cash and cash equivalents, end of period	$3,989	$4,028

TABLE 4 Supplemental Information Alternate Presentation of Net Cash Provided by Operating Activities (Unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Operating income	$1,875	$2,078	$3,686	$4,013
Depreciation and amortization	1,660	1,659	3,293	3,289

Operating income before depreciation and amortization	3,535	3,737	6,979	7,302
Noncash share-based compensation expense	67	71	121	153
Changes in operating assets and liabilities	(48)	37	(236)	(70)

Cash basis operating income	3,554	3,845	6,864	7,385
Payments of interest	(399)	(354)	(1,063)	(969)
Payments of income taxes	(585)	(1,080)	(746)	(1,126)
Proceeds from interest, dividends and other nonoperating items	31	21	58	45
Excess tax benefit under share-based compensation presented in financing activities	-	(3)	-	(3)

Net Cash Provided by Operating Activities	$2,601	$2,429	$5,113	$5,332

Reconciliation of Operating Cash Flow excluding Operating Expenses related to the NBC Universal Transaction (Unaudited)

(in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2009	2010	Growth %	Margin %	2009	2010	Growth %	Margin %
Operating Cash Flow	3,535	3,737	5.7%	39.2%	6,979	7,302	4.6%	39.0%
Operating Expenses related to the NBC Universal Transaction	-	22			-	36

Operating Cash Flow excluding Operating Expenses related to the NBC Universal Transaction	$3,535	$3,759	6.3%	39.5%	$6,979	$7,338	5.1%	39.2%

Reconciliation of EPS Excluding Favorable Income Tax Benefits and the Costs of the NBC Universal Transaction (Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
(in millions, except per share data)	2009		2010				2009		2010
	$	EPS (1)	$		EPS (1)		$	EPS (1)	$	EPS (1)

Net Income attributable to Comcast Corporation	$967	$0.33	$884		$0.31		$1,739	$0.60	$1,750	$0.62
Growth %			(8.6%	)	(6.1%	)			0.6%	3.3%
Favorable income tax benefits (2)	(137)	(0.04)	-		-		(185)	(0.06)	-	-
Costs related to the NBC Universal Transaction, net of tax (3)	-	-	36		0.02		-	-	53	0.02

Net Income attributable to Comcast Corporation (excluding favorable tax adjustments and costs related to the NBC Universal Transaction)	$830	$0.29	$920		$0.33		$1,554	$0.54	$1,803	$0.64

Growth %			10.8%		13.8%				16.0%	18.5%

(1)	Based on diluted weighted-average number of common shares for the respective periods as presented in Table 1.

(2)	2009 Net Income attributable to Comcast Corporation includes favorable income tax adjustments related to the settlement of uncertain tax positions and related interest.

(3)

2nd quarter 2010 Net Income attributable to Comcast Corporation includes $22 million of operating expense, $2 million of interest expense and $35 million of other expense ($59 million in total, $36 million net of tax) related to the NBC Universal Transaction. 2010 year to date Net Income attributable to Comcast Corporation includes $36 million of operating expense, $4 million of interest expense and $48 million of other expense ($88 million in total, $53 million net of tax) related to the NBC Universal Transaction.

Note: Minor differences may exist due to rounding.